                                                   EXHIBIT 10.21

 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN A
   CONFIDENTAL TREATMENT REQUEST UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE SYMBOL
   "[***]" IN THIS EXHIBIT INDICATES THAT INFORMATION HAS BEEN OMITTED. IN SECTION 1.1 - DEFINED TERMS, CERTAIN
  DEFINED TERMS WERE MOVED TO THE END OF SECTION 1.1 TO PRESERVE THE CONFIDENTIALITY OF THE OMITTED INFORMATION.

                                                 CREDIT AGREEMENT

                                             Dated as of July 30, 2003

                                                       Among

                                             FRONTIER AIRLINES, INC.,

                                                   as Borrower,

                                             THE LENDERS PARTY HERETO

                                                        and

                                                       [***]

                                              as Administrative Agent

                                                 TABLE OF CONTENTS

Schedules

Schedule I        -   Lending Office of Initial Lender

Schedule II       -   Principal Payment Schedule

Exhibits

Exhibit A         -   Form of Promissory Note

Exhibit B         -   Form of Notice of Loan

Exhibit C         -   Form of Assignment and Acceptance

Exhibit D-1       -   Form of Opinion of David Sislowski, Esq., General Counsel of the Borrower

Exhibit D-2       -   Form of Opinion of [***], Special Counsel for the Borrower

Exhibit D-3       -   Form of Opinion of [***], Special Aviation Counsel

                                                 CREDIT AGREEMENT

                                             Dated as of July 30, 2003

                  FRONTIER AIRLINES, INC., a Colorado corporation (the "Borrower"), the lender or lenders party to this Agreement from time to time (each, a "Lender") and [***], as Administrative Agent (as hereinafter defined) for the Lenders hereunder agree as follows:

                  WHEREAS, the Borrower and [***], have entered into the Airbus Purchase Agreement, which covers, among other matters, the sale by [***] and the purchase by the Borrower of certain Airbus A318 Aircraft.

                  WHEREAS, [***] has agreed to provide debt financing pursuant to the Term Sheet, to the Borrower to finance the purchase of the first four (4) Airbus A318 Aircraft firmly ordered under the Airbus Purchase
Agreement on the terms and subject to the conditions set forth in the Term Sheet.

                  WHEREAS, on the basis of the foregoing and subject to the terms and conditions of this
Agreement, the Initial Lender is prepared to make the Loan in the amount of the Financed Purchase Price Amount for the Aircraft.

                  NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto in such capacity agree as follows:

                                                   ARTICLE I

                                         DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1.      Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" means [***] or such other agents as may from time to time become party hereto in such capacity pursuant to Section 7.6.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.
         For purposes of this definition, (i) the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise and (ii) neither (x) the shareholders of [***] from time to time nor (y) [***] (or any of its
         Affiliates) shall be deemed to be an Affiliate of [***] for any purpose hereunder.

                  "Agent" or "Agents" means, individually or collectively, as the case may be, the Administrative
         Agent and the Collateral Agent under (and as defined in) the Mortgage.

                  "Airbus A318 Aircraft" means an Airbus model A318 aircraft delivered or to be delivered, as the context may require, pursuant to the Airbus Purchase Agreement.

                  "Airbus Purchase Agreement" means that certain Airbus A318/A319 Purchase Agreement dated as of
         March 10, 2000 between [***] and the Borrower as originally executed and as modified, amended or supplemented in accordance with the terms thereof.

                  "Aircraft" means the Airframe, together with two Engines delivered in connection therewith or any Replacement Engines substituted for any of said Engines, whether or not any of such initial or substitute Engines may from time to time be installed on such Airframe or may be installed on any other airframe or any other aircraft, as further specified in the Mortgage.

                  "Airframe" means (A) the Airbus A318-111 Aircraft (excluding the Engines or engines from time to time installed thereon) further identified in the Mortgage and (B) any and all Parts (other than
         Engines or engines) so long as the same shall be incorporated or installed in or attached to such
         Airframe.

                  "Alternate Rate" has the meaning specified in Section 2.7(b).

                  "Applicable Margin" means [***].

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an
         Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto, entered into pursuant to and in accordance with the provisions of Section 8.7 hereof.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States (or any
         successor).

                  "Business Day" means (i) for all purposes other than as covered by clauses (ii) and (iii)
         below, any day except Saturday, Sunday and any day which shall be in New York, New York, [***] or
         Denver, Colorado a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) where used in relation to payments, any day on which banks are open for business in New York, New York, and (iii) where used in relation to Eurodollar Rate determination, any day on which banks are open for business in London.

                  "Cancellation Date" means the date of termination in whole of the unused Commitment under and pursuant to the Term Sheet and as provided in Section 6.1.

                  "Certificated Air Carrier" means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States
         Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

                  "Citizen of the United States" has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code.

                  "Commitment" means the commitment of [***] to provide financial accommodations to the Borrower as set forth in the Term Sheet.

                  "Confidential Information" means the Loan Documents and any information that the Borrower furnishes to the Agent or any Lender in writing designated as confidential, but does not include any such information (i) that is or becomes generally available to the public or (ii) that is or becomes available to the Agent or such Lender from a source other than the Borrower, unless the Agent or Lender has the actual knowledge (without being obligated to conduct any investigation) that such information has been made available by such source in breach of a confidentiality agreement which such source is bound by with respect to such information.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Convention" means the Convention on International Interests in Mobile Equipment and the
         Protocol to the Convention on Matters Specific to Aircraft Equipment signed in Cape Town on 16 November
         2001.

                  "Default" means, with respect to the Loan, any event which, with the giving of notice, lapse of time, or both, would become an Event of Default with respect to the Loan.

                  "Eligible Assignee" has the meaning specified in Section 8.7.

                  "Engine" means (A) each of the two CFM International model CFM56 engines installed on the
          Aircraft at the time of delivery to the Borrower of the Aircraft, as further specified in the Mortgage, whether or not from time to time installed on the Aircraft or installed on any other aircraft and (B)
         any Replacement Engine that may from time to time be substituted for such engine; together, in each case, with any and all Parts incorporated or installed in or attached thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Eurodollar Rate" means, with respect to the Loan, the rate per annum (rounded to the nearest
         1/100 of 1%) equal to the quotation that appears on Page 3750 of the Telerate screen (or otherwise on such screen or on such other screen, page or service as may replace the Telerate screen) as of 11:00
         A.M., London time, two Business Days prior to the beginning of the applicable Interest Period as the rate for dollar deposits to be delivered on the first day of such Interest Period and maintained for such Interest Period.  In the event that such rate does not so appear on the Telerate Screen (or otherwise as aforesaid), the "Eurodollar Rate" for purposes of this definition shall be the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by each Reference Bank in London for dollar deposits with maturities comparable to the applicable Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.  If any one or more of the
         Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Bank or Reference Banks.

                  "Events of Default" has the meaning specified in Section 6.1.

                  "FAA" means the United States Federal Aviation Administration, and any agency or instrumentality of the United States government succeeding to its functions.

                  "Federal Aviation Act" means Title 49 of the United States Code, as amended, or any successor or substitute provisions.

                  "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as
         amended from time to time, and any successor provisions thereof.

                  "Financed Purchase Price Amount" means [***]

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time and consistently applied.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Inflight Equipment" has the meaning specified in the Mortgage.

                  "Initial Lender" means [***], as the initial lender under this Agreement.

                  "Interest Payment Date" has the meaning specified in Section 2.6.

                  "Interest Period" means the period commencing on (and including) the date of the Loan and ending on (but excluding) the date three months after such date and, thereafter, each subsequent period commencing on (and including) the last day of the immediately preceding Interest Period and ending on
         (but excluding) the date three months after such date; provided, however, that:

                       (i)      whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                      (ii)     whenever the first day of any Interest Period occurs on a day of a calendar month for which there is no numerically corresponding day in the calendar month that succeeds such calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Lease Assignment" has the meaning specified in the Mortgage.

                  "Lending Offices" means, with respect to the Initial Lender, the office of such Lender specified on Schedule I hereto, and with respect to any other Lender, means the office of such Lender specified in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Lien" means any lien (statutory or otherwise), security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

                  "Loan" means the loan made pursuant to this Agreement.

                  "Loan Documents" means this Agreement, the Notes, the Mortgage, each Lease Assignment and any other agreement, document or instrument entered into or delivered pursuant to any of the foregoing.

                  "Manufacturer" means Airbus.

                  "Mortgage" means the Mortgage and Security Agreement, dated as of July 30, 2003, between the
          Borrower and the Collateral Agent named therein, as originally executed and as supplemented by the
         Mortgage and Security Agreement Supplement No. 1, as the same may be further amended, modified or supplemented from time to time.

                  "Note" means a promissory note of the Borrower issued in connection with and payable to the order of a Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the
         Borrower to such Lender resulting from the Loan.

                  "Notice of Loan" has the meaning specified in Section 2.2.

                  "Obligations" means the Borrower's obligation to make the due and punctual payment of (i) the principal and interest from time to time due on the Loan and the Notes (including interest at the rate specified herein after the occurrence of an Event of Default, including interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), (ii) all sums payable by the Borrower under the Mortgage and (iii) all other sums payable by the Borrower to the
         Lenders or the Agent under Sections 2.9, 2.12 and 8.4 of, or elsewhere under, this Agreement.

                  "Officer's Certificate" means, as to any company, a certificate signed by the Chairman, the
         Vice Chairman, the President, any Executive Vice President, any Director, any Senior Vice President, any
         Vice President, any Assistant Vice President, the Treasurer or any Assistant Treasurer, the Secretary,
         or any Assistant Secretary of such company.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Parts" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats, buyer furnished equipment, and other equipment of whatever nature (other than (a)
         complete Engines or engines and (b) any items leased by the Borrower from a third party (including without limitation leased Inflight Equipment)) which may from time to time be incorporated or installed in or attached to any Airframe or any Engine.

                  "Payment Date" shall have the meaning specified in Section 2.5.

                  "Person" means an individual, partnership, corporation, a business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Principal Payment Date" has the meaning specified in Section 2.5.

                  "Reference Banks" means the principal London offices of Credit Lyonnais and Citibank, NA or such other bank or banks as may be appointed by the Administrative Agent in consultation with the
         Lenders.

                  "Register" has the meaning specified in Section 8.7(c).

                  "Related Loan Documents" means the "Loan Documents" as defined in the definitive credit agreement(s) and mortgage and security agreement(s) for the Related Obligations.

                  "Related Obligations" means "Obligations" as defined in the mortgage and security agreement entered into by the Borrower pursuant to the Term Sheet with respect to the financing of any other
         Airbus A318 Aircraft thereunder.

                  "Required Lenders" means Lenders holding not less than 66?% of the aggregate outstanding principal amount of the Loan.

                  "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Secured Obligations" has the meaning specified in the Mortgage.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation
         (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such
         Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Taxes" has the meaning specified in Section 2.12.

                  "10-Year Loan" means a Loan with a final maturity date of the tenth anniversary of the date the
           Loan is made.

                  "12-Year Loan" means a Loan with a final maturity date of the twelfth anniversary of the date the Loan is made.

                  "Term Sheet" means the Term Sheet for the Financing Support of A318 Aircraft dated May 21,
         2003, between [***] and the Borrower.

                  "U.C.C." has the meaning set forth in Section 3.1(d).

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  [***]

SECTION 1.2.      Terms Defined in Mortgage.  Terms for which meanings are provided in any Mortgage are, unless otherwise defined herein, used in this Agreement with such meanings.

SECTION 1.3.      Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and
"until" each mean "to but excluding."

SECTION 1.4.      Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                                   ARTICLE II

                                           AMOUNTS AND TERMS OF THE LOAN

SECTION 2.1.      The Loan.  The Initial Lender agrees, subject to the terms and conditions hereinafter set forth, to make the Loan to the Borrower on a Business Day during the period from the date hereof until the
Cancellation Date in an amount equal to the Financed Purchase Price Amount of the Aircraft.

SECTION 2.2.      Making the Loan.  (a)  The Loan shall be made on notice, given not later than 5:00 P.M. (New
York time) on the fourth Business Day prior to the date of the proposed Loan, by the Borrower to the
Administrative Agent, which shall give to the Initial Lender prompt notice thereof.  Such notice of the Loan (the
"Notice of Loan") shall be by telephone, confirmed immediately in writing, or telecopier or telex, in substantially the form of Exhibit B-1 hereto, specifying therein (i) the requested date of the Loan (the actual date of the Loan being the date on which the Loan is made), (ii) the aggregate amount of the Loan, (iii) the date of delivery to the Borrower of the Aircraft to secure the Loan, (iv) whether the Loan is to be a 10-Year Loan or a 12-Year Loan, and (v) identifying information for the Aircraft to be financed.  The Administrative Agent shall, after receipt of such notice and prior to two (2) Business Days before the requested date of the Loan, provide to the Borrower and the Initial Lender a schedule containing the Principal Payment Dates for the Loan and the amount of principal of the Loan to be paid on each such date, which shall be attached hereto as Schedule II.  The
Initial Lender shall, before 11:00 A.M. (New York time) on the date of the Loan, make available for the account of its Lending Office to the Administrative Agent at the account of the Administrative Agent at [***], New York,
New York Branch (account number [***], in same day funds, the amount of the Loan.  After the Administrative
Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the
Administrative Agent will make such funds available to the Borrower by direct transfer to [***] at such account as [***] may direct.

SECTION 2.3.      Fees.  The Borrower agrees to pay to the Administrative Agent an administrative fee in the amount of [***] per annum for the Loan, payable on the date of the borrowing of the Loan and annually on the anniversary of such date until the Obligations shall have been satisfied in full.

SECTION 2.4.      Use of Proceeds.  The proceeds of the Loan shall be available (and the Borrower agrees that it shall use such proceeds) solely to finance the purchase of the Aircraft.

SECTION 2.5.      Repayment.  The Borrower shall repay to the Administrative Agent for the ratable account of each Lender the principal amount of the Loan in the monthly installments on the monthly anniversary dates of the date of borrowing of the Loan (each such monthly anniversary date (or quarterly anniversary date to the extent specified by the Administrative Agent as described below) being referred to as a "Payment Date") in accordance with Schedule II; provided that the Payment Dates for the Loan may be changed from monthly to quarterly at the option of the Administrative Agent, in which case the Administrative Agent shall provide to the Borrower and the
Lender a revised Schedule II reflecting such change, the terms of which revised Schedule shall be conclusive and binding on the parties hereto, absent manifest error.

SECTION 2.6.      Interest.  (a)  Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of the Loan from the date of the Loan until the Loan shall be paid in full, payable in arrears, on each
Payment Date, at an interest rate per annum equal to the sum of (x) the Eurodollar Rate for the then applicable
Interest Period plus (y) the Applicable Margin, except as otherwise provided in Section 2.6(b), 2.7(b) or 2.10.

(b)      Default Interest.  Upon the occurrence and during the continuance of an Event of Default or a Default in the payment of any principal of the Loan, the Borrower shall pay interest on the unpaid principal amount of the
Loan, payable upon demand at a rate per annum equal at all times to [***] per annum above the rate per annum that would otherwise be required to be paid on the Loan pursuant to paragraph (a) above.  In addition, if any interest, fee or other amount payable hereunder is not paid when due, then, to the fullest extent permitted by law, the Borrower shall pay interest on such amount from the date such amount shall be due until such amount shall be paid in full, payable on demand, at a rate per annum equal at all times to [***] per annum above the rate of interest then applicable on the Loan pursuant to paragraph(a) above.

SECTION 2.7.      Interest Rate and Period Determination.  (a)  The interest rate for each Interest Period shall be established by the Administrative Agent.  The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent from time to time and the rate, if any, furnished by each Reference Bank and used by the Administrative Agent for the purpose of determining the Eurodollar Rate.

(b)      In the event that, prior to the first day of any Interest Period, the Administrative Agent shall have determined, acting reasonably (which determination shall be conclusive and binding upon the Borrower), that, by reason of circumstances affecting the market generally, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter.  In such case, during the next thirty days, the Borrower and the Administrative Agent, in consultation with the Lenders, shall negotiate a mutually satisfactory interest rate to be substituted for the Eurodollar Rate.  If a substituted interest rate is agreed upon, it shall be effective from the first day of the applicable Interest Period.  If the
Borrower and the Administrative Agent fail to agree upon a substituted interest rate, the applicable interest rate for the Loan shall be equal to the sum of (x) the rate determined in good faith by the Administrative Agent, in consultation with the Lenders, to be the Lenders' cost to maintain the Loan plus (y) the Applicable Margin.
The replacement interest rate determined pursuant to this paragraph (b) (not including the Applicable Margin)
shall hereinafter be referred to as the "Alternate Rate".

SECTION 2.8.      Prepayments.  (a)  The Borrower may, upon at least ten (10) Business Days notice to the
Administrative Agent stating the proposed date and aggregate principal amount of the prepayment (unless the giving of ten Business Days notice as aforesaid is not practicable, in which event the Borrower agrees to give such shorter notice as is practicable but in any event not to be less than five Business Days), and if such notice is given the Borrower shall prepay the outstanding principal amount of the Loan in whole but not in part
(except as otherwise expressly permitted pursuant to Section 2.14 hereof), together with accrued interest to the date of such prepayment on the principal amount prepaid, and without premium or penalty except to the extent of any costs required to be reimbursed by Borrower pursuant to the applicable provisions of Section 8.4(b) hereof.
The Loan, if prepaid pursuant to this Section 2.8, may not be reborrowed.

(b)      If an Event of Loss occurs with respect to the Aircraft, the Borrower shall prepay the outstanding principal amount of the Loan in whole, together with accrued interest to the date of such prepayment and all other Obligations then due and payable; provided that (x) the date of prepayment shall not be later than the earlier of the third Business Day following receipt of insurance proceeds in respect of the Aircraft or the first
Business Day following the 90th day after the occurrence of such Event of Loss, (y) the date of such prepayment shall be notified by the Borrower to the Administrative Agent at least five Business Days prior thereto and
(z) such prepayment shall be without premium or penalty except to the extent of such costs are required to be reimbursed by Borrower pursuant to the applicable provisions of Section 8.4(b) hereof.

SECTION 2.9.      Increased Costs.  (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any applicable request or directive
(whether or not having the force of law but, if not having the force of law, is generally applied by the Lender to similarly situated borrowers) from any central bank or other Governmental Authority made subsequent to the date hereof:

    (i)  shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or the Loan made or held by it, or change the basis of taxation of payments to such Lender in respect thereof
         (except for Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of such Lender);

    (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender;
         or

    (iii)shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender, acting reasonably, deems to be material, of making, funding or maintaining the Loan based upon the Eurodollar
Rate, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)      Without duplication of any amount payable by Borrower underss. 2.9(a), if any Lender, acting reasonably, shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such
Lender with any request or directive regarding capital adequacy (whether or not having the force of law but, if not having the force of law, is generally applied by the Lender to similarly situated borrowers) from any
Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender, acting reasonably, to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)      A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.
Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a
Lender pursuant to this Section for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 day period shall be extended to include the period of such retroactive effect.

SECTION 2.10.     Illegality.  Notwithstanding any other provision of this Agreement, if any Lender, acting reasonably, shall determine that the introduction after the date of this Agreement of or any change after the date of this Agreement in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Lending Office to make, fund, continue or maintain its portion of the Loan bearing interest based upon the Eurodollar Rate as contemplated herein, then:  (i) such Lender shall notify the Administrative Agent and the Borrower of the same,
(ii) such portion of the Loan will convert into a Loan based upon the Alternate Rate (as determined pursuant to
Section 2.7(c) except that only the affected Lender shall be involved) such that the interest due and payable thereon shall be the sum of (x) the Applicable Margin and (y) the Alternate Rate in effect from time to time, and
(iii) the obligation of such Lender to make, fund, continue or maintain its portion of the Loan based upon the
Eurodollar Rate shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.11.     Payments and Computations.  (a)  The Borrower shall make each payment hereunder and under the
Notes not later than 11:00 A.M. (New York time) on the day when due in U.S. dollars to the Administrative Agent at [***], New York, New York, [***] (or to such other account as shall be designated by the Administrative Agent from time to time) in same day funds. The Administrative Agent will promptly thereafter but in no event later than 3:00 P.M. (New York time) on the date such funds are received by the Administrative Agent from the Borrower cause to be distributed like funds relating to the payment of principal or interest ratably (other than amounts payable pursuant to Section 2.9, 2.12 or 8.4(c) and amounts reflecting different prevailing interest rates on the outstanding Loan) to the Lenders for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending
Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an
Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section
8.7(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)      The Borrower hereby authorizes each Lender, if and to the extent any payment owed to such Lender is not made by the Borrower when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

(c)      All computations of interest based on the Eurodollar Rate or the Alternate Rate shall be made by the
Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the Interest Period for which such interest is payable.
Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)      Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a
Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause payment of interest on or principal of the Loan if accruing interest at the Eurodollar Rate to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

SECTION 2.12.     Taxes.  (a)  All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes").  If any Taxes are required to be withheld from any amounts payable to any
Agent or any Lender hereunder or under the Notes, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the
Notes.  In addition, the Borrower shall pay any Other Taxes to the appropriate taxing authority in accordance with applicable law.  Whenever any Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such
Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.  If the Borrower fails to pay any Taxes or Other Taxes which are subject to indemnification hereunder when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by each Agent or any Lender as a result of any such failure.  The agreements of the Borrower in this subsection shall survive the termination of this Agreement and the Commitments and the payment of the Notes and all other amounts payable hereunder and under the other Loan
Documents.

(b)      Notwithstanding any provision to the contrary herein, the Borrower shall have no liability to pay or indemnify any Lender, any Agent or any of their respective Affiliates with respect to any of the following Taxes or Other Taxes:

(1)      Any Taxes or Other Taxes to the extent such Taxes or Other Taxes are imposed as a result of a present, former, or future connection between any Lender or each Agent or Affiliate thereof and the jurisdiction imposing such Taxes or Other Taxes (other than a connection arising solely from such Agent, Lender or Affiliate having executed, delivered, performed its obligations, received a payment under or enforced this Agreement or any related document or the Notes) or any political subdivision or taxing authority thereof or therein; or

(2)      Any Taxes or Other Taxes to the extent imposed as a result of a Lender's failure (i) to comply with the requirements of subsection (c) hereunder or (ii) to provide any other necessary exemption certificates or other required documentation that is required by law, treaty, or regulation as a condition to the allowance of any reduction in the rate of such Taxes or Other Taxes; provided, however, that in the case of both (i) and (ii) that the Lender is legally entitled to comply with such requirements.

(3)      Any Taxes or Other Taxes imposed upon such Lender, Agent or Affiliate based upon its net income, net profits or net gains;

(4)      Any incremental Taxes or Other Taxes imposed upon such Lender as of the date of such transfer (or imposed based on a Requirement of Law enacted prior to the date of such transfer but effective as of a later date) solely as a result of (i) a transfer by any Lender of its lending office in respect of the Loan other than as a result of a circumstance contemplated by Sections 2.9, 2.10 or 2.14 or otherwise at the request of Borrower or (ii) the gross negligence, willful misconduct or breach of any obligation undertaken by any Lender or Agent hereunder; or

(5)      Any Taxes or Other Taxes the imposition or amount of which is being contested by Borrower on reasonable grounds by appropriate proceedings or, at Borrower's request, by any Agent or Lender pursuant to the provision of
Section 2.12(f) during the period such contest is pending provided, however, that if the Agent or the Lender is required to pay such Taxes or Other Taxes regardless of such contest, the Borrower shall pay such Taxes or Other
Taxes to the appropriate Government Authority and shall be entitled to the refund, if any, received upon a successful resolution of such claim.

(c)      Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that, on or before the first Interest Payment Date after the date on which such Lender becomes a Lender hereunder, it will deliver to the Borrower and the Agent two duly completed copies of United States Internal
Revenue Service ("IRS") Form W-8BEN or W-8ECI or other applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes or at a reduced rate.  Each such Lender also agrees to deliver to the Borrower and the
Administrative Agent two further copies of the said IRS Form W-8BEN or W-8ECI or other or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the
Borrower or the Administrative Agent.  Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(d)      The Borrower shall duly file IRS Forms 1042 and 1042S or appropriate successor forms annually with respect to all interest payments hereunder as required by the Code and applicable IRS regulations and procedures and shall provide the Administrative Agent with copies of the forms so filed.

(e)      If the Administrative Agent or any Lender receives a refund in respect of Taxes or Other Taxes paid by the Borrower, which in the good faith judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Taxes or Other
Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that the Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund unless such repayment is due to events described in (b)(6) hereof.

(f)      If a written claim is made against any Lender or either Agent for any Taxes or Other Taxes, such Lender or Agent, as the case may be, shall promptly notify the Borrower in writing of such claim, and upon written request of Borrower shall, at the Borrower's sole cost and expense, contest the validity or amount of such claim or permit the Borrower, to contest the validity or amount of such claim, provided, however, that the Lender or
Agent shall not be required and Borrower shall not be permitted to contest such claim unless (i) the Borrower shall provide to the Lender an opinion of the Chief Financial Officer of the Borrower reasonably satisfactory to such Lender stating that a reasonable basis exists to contest such claim, (ii) the Borrower agrees to indemnify the Lender for any additional taxes, interest, penalties or other expenses incurred as a result of such contest and (iii) the contest of such claim would not, in the sole judgment, exercised in good faith, of such Lender, be materially disadvantageous to such Lender.  The failure of a Lender or Agent to promptly notify the Borrower of any such claim as required above in this clause (f) shall not diminish the obligations of the Borrower under this
Section 2.12 with respect to such claim, except to the extent that a contest that would otherwise be available in accordance with this clause (f) is precluded as a result of such failure or to the extent of any penalty that would have been avoided absent such failure.

SECTION 2.13.     Sharing of Payments, Etc.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loan (other than amounts due to such Lender pursuant to Section 2.9, 2.12 or 8.4(c) or on account of differing rates of interest on portions of the Loan) in excess of its ratable share of payments on account of the Loan obtained by all the
Lenders (such Lender, the "Overpaid Lender"), such Overpaid Lender shall forthwith (x) notify the Administrative
Agent of such overpayment (and the Administrative Agent shall notify the other Lenders thereof) and (y) pay to the other Lenders such amounts in cash as shall be necessary (as calculated by the Administrative Agent) to cause such Overpaid Lender to share the excess payment ratably with each of them, and the Overpaid Lender, upon such payment to each other Lender, shall be deemed to have purchased a participation in such other Lender's Loans in an amount equal to such payment; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Overpaid Lender, such payment to and purchase from each Lender shall be rescinded and such Lender shall repay to the Overpaid Lender such payment to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the Overpaid Lender) of any interest or other amount paid or payable by the Overpaid Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so deemed to have purchased a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights to obtain payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.14.     Lender Cooperation.  (a)  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.9, 2.10, 2.12(a) or 2.15 with respect to such Lender, it will, if requested by the
Borrower and at the Borrower's cost for all of such Lender's out-of-pocket costs and expenses, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for the
Loan with the objective of avoiding or, if avoidance is not possible, reducing the consequences of such event;
provided, that such designation is made on terms that, in the reasonable judgment of such Lender, cause such
Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage.

(b)      If any Lender is unable to avoid or reduce, to Borrower's reasonable satisfaction, the amount payable by
Borrower as compensation or indemnification under Sections 2.9, 2.10, 2.12(a) or 2.15, the Borrower shall be entitled (but shall not be obligated) to prepay such Obligations as shall then be due and owing to such Lender in respect of the portion of the Loan owing to it, with accrued interest to the date of prepayment but without premium or penalty.

(c)      Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.9, 2.10, 2.12(a), 2.15 or elsewhere in the Loan Documents.

SECTION 2.15.     [***] Lenders.  The Borrower acknowledges and agrees that [***] or another [***] Lender or if the Loan is transferred to [***], [***] may obtain the funds necessary for it to make or maintain the Loan (in whole or in part) from commercial banks or other institutional lenders who, as a condition to providing such funds, may require an [***] Lender or [***] to enter into covenants substantially similar to those described in
Section 2.9. The Borrower agrees to pay on demand, and without duplication of any other amount it is required to pay under Section 2.9, to [***] or any other [***] Lender or [***] an amount equal to any amount [***] or any other  [***] Lender or [***] is required to pay under any such covenant as a result of costs so imposed on [***]
or another [***] Lender or [***] which are of general application, subject, in each case to the provisions of
Section 2.14 requiring mitigation on the part of the relevant commercial bank or other institutional lender (it being agreed that the Borrower shall be entitled to prepay the Loan in connection with a claim under this
Section 2.15 to the extent provided in Section 2.14(b)).  Any such [***] Lender shall provide the Borrower with a statement in reasonable detail of such costs.

                                                   ARTICLE III

                                           CONDITIONS TO MAKING THE LOAN

SECTION 3.1.      Conditions Precedent to the Loan.  The obligation of the Initial Lender to make the Loan shall be subject to the following conditions precedent.

(a)      The Administrative Agent shall have received from the Borrower a duly executed Notice of Loan in accordance with Section 2.2 hereof.

(b)      The Administrative Agent shall have received, each dated the date of the Loan, in form and substance satisfactory to the Administrative Agent:

    (i)  one Note to the order of the Initial Lender evidencing the Loan;

    (ii) an Officer's Certificate of the Borrower stating (and such statements shall be true) that:

                                    (x)  the representations and warranties made by the Borrower and contained in the Loan Documents are correct on and as of the date of the Loan before and after giving effect to the Loan and to the application of the proceeds therefrom, as though made on and as of such date, and

                                    (y)  no Default or Event of Default has occurred and is continuing;

    (iii)certified copies of the resolutions of the Board of Directors of the Borrower approving the Airbus
         Purchase Agreement and the financing of the Aircraft purchased thereunder and of all documents evidencing other necessary corporate action and governmental approvals, if any, to authorize the execution of such Loan Documents and the performance of the Borrower's obligations thereunder;

    (iv) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents and the other documents to be delivered hereunder and thereunder;

    (v)  a favorable opinion of David Sislowski, Esq., General Counsel of the Borrower, substantially in the form of Exhibit D-1 hereto;

    (vi) a favorable opinion of [***] special counsel for the Borrower, substantially in the form of Exhibit D-2 hereto; and

    (vii)a favorable opinion of [***], special aviation counsel for the Administrative Agent, substantially in the form of Exhibit D-3 hereto and addressed to the Administrative Agent and the Lender.

(c)      The following documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall each be reasonably satisfactory in form and substance to the Administrative Agent and shall be in full force and effect and copies (or an excerpt in the case of the purchase agreement described in clause (i) below) shall have been delivered to the Administrative Agent and its counsel:

    (i)  subject to the prior written consent of [***] and the manufacturer, a copy of Clauses 12 and 13 of the
         Airbus Purchase Agreement, certified by an authorized representative of the Borrower to be true and correct and not to be terminated, amended or waived by the Borrower in respect of the Aircraft;

    (ii) a bill of sale covering the Aircraft executed by [***] in favor of the Borrower, dated the date of delivery of the Aircraft;

    (iii)a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the FAA on the date of delivery of the Aircraft executed by [***] in favor of the Borrower and dated such date; and

    (iv) a consent and agreement, relating to the Collateral Agent's Lien on the Purchase Agreement Rights
         pursuant to the Mortgage, executed by [***] in favor of the Borrower, dated the date of delivery of the
         Aircraft.

(d)      The Administrative Agent shall have received a copy of the Mortgage, duly executed by the Borrower, together with:

    (i)  acknowledgment copies or stamped receipt copies of proper financing statements, duly filed under the
         Uniform Commercial Code (the "U.C.C.") of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the security interests created by the Mortgage,

    (ii) evidence of the completion of all recordings and filings of or with respect to the Mortgage that the
         Administrative Agent may deem necessary or desirable in order to perfect the security interest created by the Mortgage,

    (iii)at the Borrower's cost, an independent insurance broker's report (including confirmation of coverage)
         and certificate(s) of insurance, in form and substance satisfactory to the Administrative Agent, acting reasonably, as to due compliance with the terms of such Mortgage relating to insurance with respect to the Aircraft, and

    (iv) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect and protect the security interests created by the Mortgage have been taken
         (including all FAA filings).

(e)      The Borrower has (subject to the filing of an appropriate bill of sale with the FAA) good title to the
Aircraft, free and clear of Liens other than the Permitted Liens.

(f)      The Aircraft shall have been duly certified by the FAA as to type and airworthiness and the
Administrative Agent has received a copy of such certification (or delivery of such copy will occur as soon after the closing as is practicable).

(g)      No applicable law or regulation or interpretation thereof by appropriate regulatory authorities shall be in effect which, in the opinion of the Administrative Agent or its counsel, acting reasonably, would materially restrict, prohibit or make it illegal for the Initial Lender to make the Loan or to realize the benefits of the security afforded by the Mortgage in respect thereof; and no action or proceeding shall have been instituted nor shall government action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Loan to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

(h)      The Administrative Agent shall have received payment of the arrangement fee in the amount of 1% of the principal amount of the Loan and of the initial administrative fee pursuant to Section 2.3, and payment of or arrangements satisfactory to the Administrative Agent for the payment of all costs and expenses then required to be paid by the Borrower under Section 8.4.

                  Promptly upon the filing of the Mortgage and the Mortgage Supplement (as defined in such
Mortgage) and the due registration of the Aircraft, in each case pursuant to the Federal Aviation Act, the
Borrower shall cause [***], special aviation counsel for the Administrative Agent, to deliver an opinion as to the due and valid registration of the Aircraft in the name of the Borrower, the due recording of the Borrower's
FAA bill of sale, the Mortgage and the Mortgage Supplement and the lack of filing of any intervening documents with respect to the Aircraft.

                                                   ARTICLE IV

                                          REPRESENTATIONS AND WARRANTIES

SECTION 4.1.      Representations and Warranties of the Borrower.  (a)  The Borrower represents and warrants, on the date of this Agreement, as follows:

    (i)  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, other than failures to qualify which would not have a material adverse effect on the ability of the Borrower to perform its obligations under this
         Agreement; is a Certificated Air Carrier; maintains its location (as such term is defined in Article 9 of the Uniform Commercial Code) in Colorado; holds all licenses, certificates, permits and franchises from the appropriate agencies of the United States and/or all other governmental authorities having jurisdiction necessary to authorize the Borrower to engage in air transport and to carry on scheduled passenger service as presently conducted; and has the corporate power and authority to conduct its business as it is presently being conducted.

    (ii) The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (1) the Borrower's articles of incorporation or by-laws or (2) any Requirement of Law or any contractual restriction binding on or affecting the
         Borrower and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the Mortgage) upon or with respect to any of its properties.

    (iii)No authorization or approval or other action by, and no notice to or filing with, any Governmental
         Authority or any other third party is required for the due execution, delivery and performance by the
         Borrower of this Agreement, except for (1) the orders, permits, waivers, exemptions, authorizations and approvals of the Governmental Authorities having jurisdiction over the Borrower, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are in full force and effect and (2) any normal periodic and other reporting requirements under the Federal Aviation Act and the regulations promulgated thereunder and the applicable rules and regulations of the FAA, in each case to the extent required to be given or obtained only after the date of this Agreement.

    (iv) This Agreement has been duly executed and delivered by the Borrower.  This Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

    (v)  The Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the most recent fiscal year of the Borrower for which such balance sheet is available, and the related Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for such fiscal year, accompanied by an opinion of KPMG LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the most recent fiscal quarter of the
         Borrower (excluding the final fiscal quarter of each fiscal year) for which such balance sheet is available, and the related Consolidated statements of operations and cash flows of the Borrower and its
         Subsidiaries for the fiscal period then ended, duly certified by the Chief Financial Officer of the
         Borrower, copies of which have been furnished to the Administrative Agent, fairly present, subject, in the case of said balance sheet as at the end of such fiscal quarter, and said statements of operations and cash flows for such fiscal period then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in accordance with GAAP.

    (vi) There is no pending or threatened action, suit, investigation, litigation or proceeding affecting the
         Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (1) is reasonably likely to have a material adverse effect on (A) the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries taken as a whole, (B) the rights and remedies of the Administrative Agent or any Lender under this Agreement or (C) the ability of the Borrower to perform its obligations under this Agreement, or (2) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

    (vii)The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the
         Federal Reserve System).

(b)      On the date of the Loan, the Borrower represents and warrants as set forth in Section 4.1(a) as of such date and as follows:

    (i)  The Borrower has the corporate power and authority to own the Aircraft securing the Loan.

    (ii) The execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party, and the consummation of the transactions contemplated thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (1)
         the Borrower's articles of incorporation or by-laws or (2) any Requirement of Law or any contractual restriction binding on or affecting the Borrower and do not result in or require the creation of any
         Lien, security interest or other charge or encumbrance (other than pursuant to the Mortgage relating to the Loan) upon or with respect to any of its properties.

    (iii)No authorization or approval or other action by, and no notice to or filing with, any Governmental
         Authority or any other third party is required for the due execution, delivery and performance by the
         Borrower of any Loan Document to which it is or will be a party, except for (1) the orders, permits, waivers, exemptions, authorizations and approvals of the Governmental Authorities having jurisdiction over the operation of the Aircraft by the Borrower, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained or will prior to the date of the Loan be duly obtained, and will on the date of the Loan be in full force and effect and (2) any normal periodic and other reporting requirements under the Federal Aviation Act and the regulations promulgated thereunder and the applicable rules and regulations of the FAA, in each case to the extent required to be given or obtained only after the date of the Loan.

    (iv) Except for (1) the filing for recording pursuant to the Federal Aviation Act of the Mortgage and the
         Mortgage Supplement attached thereto and made a part thereof, (2) the filing of financing statements
         (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of Colorado (which financing statement the
         Borrower has caused or is in the process of causing to be presented in due form for filing to the appropriate filing office in Colorado) and (3) the taking of possession by the Collateral Agent of the original counterparts of such Mortgage and the Mortgage Supplement, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article
         9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish or perfect the Collateral Agent's security interest in the Aircraft (granted pursuant to the
         Mortgage and the Mortgage Supplement) as against the Borrower and any third parties in any applicable jurisdictions in the United States.

    (v)  There has not occurred any event which constitutes a Default or an Event of Default which is continuing and there has not occurred any event which constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss.

    (vi) This Agreement has been, and each of the other Loan Documents to which the Borrower will be a party when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Loan Documents to which the Borrower will be a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

    (vii)There is no pending or threatened action, suit, investigation, litigation or proceeding affecting the
         Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (1) is reasonably likely to have a material adverse effect on (A) the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries taken as a whole, (B) the rights and remedies of the Agents or any Lender under the Loan Documents or (C) the ability of the
         Borrower to perform its obligations under the Loan Documents or (2) purports to affect the legality, validity or enforceability of this Agreement or any Loan Document or the consummation of the transactions contemplated hereby or thereby.

    (viii)The Borrower has good title to the Aircraft, free and clear of Liens other than the Permitted Liens.
         The Aircraft has been duly certified by the FAA as to type and airworthiness, has been insured by the
         Borrower in accordance with the terms of such Mortgage and is in the condition and state of repair required under the terms of such Mortgage.

    (ix) The Collateral Agent, as secured party under the Mortgage, is entitled to all of the benefits and protections of Section 1110 of the Federal Bankruptcy Code with respect to the Aircraft and the
         Mortgage, including with respect to its right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Federal Bankruptcy Code in which the Borrower is a debtor.

    (x)  Since March 31, 2003, there has been no material adverse change in the condition (financial or other), business, assets, properties or prospects of the Borrower.

                                                   ARTICLE V

                                             COVENANTS OF THE BORROWER

SECTION 5.1.      Affirmative Covenants.  So long as the Loan shall remain unpaid or any Lender shall have any
Commitment, the Borrower will:

(a)      Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply, in all respects, with all applicable laws, rules, regulations and orders other than those the noncompliance with which would not have a material adverse effect on the Consolidated business, assets, properties or condition
         (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or on the ability of the
         Borrower to perform its obligations under any Loan Document to which it is a party.

(b)      Payment of Taxes, Etc.  Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property (other than such taxes, assessments and governmental charges or levies as are being contested by Borrower on reasonable grounds by appropriate proceedings during the period such proceedings remain pending and for which adequate reserves have been established in accordance with GAAP) and (ii) all lawful claims that, if unpaid, might become a Lien upon its property, other than any such tax, assessment and governmental charge or levy or any such lawful claim which, if unpaid, in the aggregate, would not have a material adverse effect on the Consolidated business, assets, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under any Loan Document to which it is a party.

(c)      Preservation of Corporate Existence Etc.  Except as otherwise expressly provided herein, preserve and maintain and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights
         (charter and statutory) and franchises; provided, however, that neither the Borrower nor any of its
         Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the
         Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary.  Notwithstanding the foregoing, the Borrower shall at all times be a Certificated Air Carrier and the Mortgage shall at all times be entitled to all of the benefits and protections of Section 1110 of the Federal Bankruptcy Code.

(d)      Visitation Rights.  At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its
         Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its
         Subsidiaries with any of their officers or directors and with their independent certified public accountants.

(e)      Keeping of Books.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in accordance with GAAP.

(f)      Reporting Requirements.  Furnish to the Lenders:

    (i)      as soon as available, but not later than 90 days after the close of each fiscal year of the Borrower, an audited balance sheet and related statements of the Borrower at and as of the end of such fiscal year, together with an audited statement of income and cash flows of the Borrower for such fiscal year, each of which shall be prepared in accordance with GAAP and shall be accompanied by an unqualified opinion of a firm of independent public accounts of nationally recognized standing that said financial statements fairly present in all material respects the financial condition and results of operation of the Borrower as at the end of, and for, such period in accordance with GAAP;

    (ii)     as soon as available, but not later than 60 days after the close of each of the first three quarters of each fiscal year of the Borrower, an unaudited balance sheet of the Borrower at and as of the end of such quarter, together with an unaudited statement of income and cash flows of the
                  Borrower for such quarter, each of which shall be prepared in accordance with GAAP, certified by the Chief Financial Officer of the Borrower that said financial statements fairly present in all material respects the financial condition and results of operation of the Borrower as at the end of, and for, such period in accordance with GAAP (subject to normal year-end audit adjustments);

    (iii)    on an annual basis, together with the financial statements delivered pursuant to the preceding paragraph (i), a certificate of the chief financial officer, Treasurer, any Vice President, or other officer of the Borrower elected by the Borrower's Board of Directors stating that such authorized officer has reviewed the activities of the Borrower and that, to the best knowledge of such authorized officer, there exists as at the relevant date no Default or Event of Default hereunder or should a Default or Event of Default exist, setting forth a description of such
                  Default or Event of Default and the relevant measures being taken to cure the same;

    (iv)     simultaneously with the filing thereof or the mailing thereof to its shareholders, copies of all such financial statements, SEC Forms 10-K and 10-Q reports, notices of proxy statements and any other documents as the Borrower shall file with the Securities and Exchange Commission or mail to its shareholders or to creditors generally;

    (v)      from time to time, such other information as the Administrative Agent or any Lender may reasonably request; and

    (vi)     promptly after the occurrence thereof and actual knowledge thereof by a responsible officer of the
                  Borrower, notice to the Administrative Agent and the Lenders of any Default or Event of Default.

SECTION 5.2.      Compliance with Mortgage.  Comply with the terms and provisions of the Mortgage.

SECTION 5.3.      Maintenance of Office.  Maintain an office in the State of Colorado where notices, presentations and demands in respect of this Agreement and the other Loan Documents may be made upon it (which office shall be maintained at the address specified in Section 8.2 until such time as the Borrower shall have notified the Administrative Agent of a change of location).

SECTION 5.4.      Negative Covenants.  So long as the Loan shall remain unpaid or any Lender shall have any
Commitment, the Borrower will not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

SECTION 5.5.      Cape Town Convention.  The parties undertake to enter into new transaction documents, effective from the date the Convention takes effect in the United States that constitute (an) "international interest(s)"
under the Convention.  The new transaction documents shall retain the commercial agreements set forth herein modified only to ensure that an international interest is constituted and to reflect and enhance the enforceability of the commercial agreements of the parties in the context of the Convention.  The parties intend that the Lender's current priority position is not prejudiced thereby, and, should there be a risk thereof that the creditor finds unacceptable, the current documents shall remain in force.  In that case, an additional international interest shall be created in favor of the Lender and appropriate subordination arrangements shall be made.  All such international interest(s) shall be registered in the international registry, on that effective date, by one party and the other shall consent thereto.  Reasonable costs arising under this clause shall be for the account of Borrower.

                                                   ARTICLE VI

                                                 EVENTS OF DEFAULT

SECTION 6.1.      Events of Default.  Each of the following events shall constitute an event of default with respect to the Loan ("Events of Default") (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or government body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

(a)      (i) the Borrower shall fail to make any payment within two (2) Business Days after the same shall have become due of principal of, or interest on, the Loan or any Note evidencing the Loan; or (ii) the
         Borrower shall fail to make any payment when the same shall become due of any other Obligations, and such failure shall continue unremedied for five (5) Business Days after the receipt by the Borrower of written notice of such failure from the Administrative Agent;

(b)      the Borrower shall have failed to perform or observe (or cause to be performed and observed) any other covenant or agreement to be performed or observed by it under this Agreement, the Mortgage or any other
         Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after knowledge thereof by a senior officer of the Borrower or, if earlier, receipt by the Borrower of written notice thereof from the Administrative Agent; or

(c)      any representation or warranty made by the Borrower herein or in such Mortgage or any document or certificate furnished by the Borrower in connection herewith or therewith or pursuant hereto or thereto shall prove to have been incorrect in any material respect at the time made, and, if capable of cure is not cured within ten (10) Business Days of the actual knowledge thereof by a senior officer of the
         Borrower or, if earlier, receipt by the Borrower of written notice thereof from the Administrative
         Agent; or

(d)      the commencement of an involuntary case or other proceeding in respect of the Borrower in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of sixty
         (60) consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Borrower, a receiver, trustee or liquidator of the Borrower, or of any substantial part of its property, or sequestering any substantial part of the property of the Borrower and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof; or

(e)      the commencement by the Borrower of a voluntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by the Borrower to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for all or substantially all of its property, or the making by the Borrower of any assignment for the benefit of creditors or the Borrower shall take any corporate action to authorize any of the foregoing; or

(f)      the Borrower shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section 3.6 of the Mortgage; or

(g)      the Lien of the Mortgage ceases to be a valid and enforceable, first and prior perfected Lien on the
         Collateral; or

(h)      the Borrower fails or ceases to be a Certificated Air Carrier or shall have been suspended as a
         Certificated Air Carrier and such suspension shall not be lifted or vacated within thirty (30) days, or if reinstatement of the same cannot reasonably be accomplished within such thirty (30) day period, such further period, not to exceed ninety (90) days, during which the Borrower is diligently pursuing such reinstatement, provided that during any such period, but for such suspension, no other Event of Default shall have occurred; or

(i)      the Borrower shall default in the payment when due of any principal of or interest on, or fail to make a scheduled rental payment on, any of its other indebtedness or any lease obligation; or (ii) any event specified in any note, agreement, indenture, lease or other document evidencing or relating to any indebtedness or any lease obligation shall occur, and, after giving effect to any applicable notice and/or grace periods, the effect of such default (in the case of clause (i)) or event (in the case of clause (ii)) is to cause, or to permit the holder or holders of such indebtedness or lease obligation
         (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness or lease obligation to become due or to be terminated, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; provided that, (x) the outstanding amount of such indebtedness, (y) the capitalized amount of such lease obligation shall, singly or in the aggregate, be in excess of $10,000,000, and (z) in respect of any lease obligations, the event giving rise to any such default is not frivolous or vexatious; or

(j)      for so long as the Loan is held in whole or in part by a Lender, the maturity of any Related Obligations then held in whole or in part by such Lender or its Affiliates shall have been accelerated; or

(k)      for so long as the Loan is held in whole or in part by an  [***] Lender, Borrower shall default under the Airbus Purchase Agreement or any other contractual or financial obligation between the Borrower or its Affiliates, on the one hand, and an [***] Lender or its Affiliates, on the other hand provided, however, that, notwithstanding anything to the contrary contained in Section 6.1(b) or (c), any failure of the Borrower to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of an event that constitutes an Event of Loss affecting the Aircraft so long as the Borrower is continuing to comply with all of the terms of Section 3.5 of the Mortgage.

                  Upon the occurrence of any Event of Default, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate, and/or (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Loan and all the Notes, all interest thereon and all other amounts payable under this Agreement in connection with the Loan to be forthwith due and payable and/or the Commitment terminated, whereupon the Loan and Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and the Commitment shall be terminated; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the Commitment shall automatically be terminated and (B) all Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.  In addition, upon the occurrence of an Event of Default, the Agents shall be entitled to exercise all rights, residing in powers provided in the Mortgage or by applicable law.

                                                   ARTICLE VII

                                                    THE AGENTS

SECTION 7.1.      Authorization and Action.  Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are expressly delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.  Each Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document.  As to any matters not expressly provided for by the Loan
Documents (including, without limitation, enforcement or collection of the Notes), each Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting
(and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required
Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law or is not within the powers and discretion expressly delegated to such Agent pursuant to the Loan Documents.  Each Agent agrees to give to each Lender prompt notice of each notice received by it from the Borrower pursuant to the terms of this Agreement.

SECTION 7.2.      Each Agent's Reliance, Etc.  Neither Agent nor such Agent's directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:  (i) may treat the payee of any Note as the holder thereof until the
Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.7; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of the Borrower or to inspect the property (including the books and records and the Airbus A318
Aircraft) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; and (vi) shall incur no liability under or in respect of the
Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.3.      The Agents and Their Affiliates.  Each Agent (or an Affiliate of such Agent) shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall, as the context requires, include each Agent in its individual capacity.  Each Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the
Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if such Agent were not an Agent and without any duty to account therefor to the
Lenders.

SECTION 7.4.      Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section
4.1(a)(v) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this
Agreement.

SECTION 7.5.      Indemnification.  The Lenders agree to indemnify each Agent and such Agent's directors, officers, agents or employees (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each such Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement
(whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Borrower.

SECTION 7.6.      Successor Agent.  Subject to the appointment and acceptance of a successor agent as provided below, either Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders.  Upon any such resignation or removal, or the earlier written request of such Agent to resign addressed as aforesaid, the Required Lenders shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by the Required
Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the
Lenders, appoint a successor Agent, which may be [***].  Upon the acceptance of any appointment as an Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents.  After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Article VII (including, without limitation, Section 7.5) shall inure to the retiring Agent's benefit as to any actions taken or omitted to be taken by it while it was an Agent under the
Loan Documents.

                                                   ARTICLE VIII

                                                   MISCELLANEOUS

SECTION 8.1.      Amendments, Etc.  No amendment or waiver of any provision of this Agreement or the Notes or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall
(except as otherwise expressly agreed, in writing, by such Required Lenders) be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (or, in the case of clauses (b) and (c) below, by the holder of each Note affected thereby), do any of the following: (a) reduce the principal of, or interest on, the
Loan or the Notes or any other amounts hereunder, (b) postpone any date fixed for any payment of principal of, or interest on, the Loan or the Notes or any other amounts payable hereunder, (c) change the aggregate unpaid principal amount of the Loan or the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (d) release any material portion of any Collateral; or (e) amend this
Section 8.1; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the
Lenders required above to take such action and by the Agent, affect the rights or duties of the Agent under this
Agreement or any Note.

SECTION 8.2.      Notices, Etc.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when confirmation of receipt is received by the sender, addressed (a) in the case of the Borrower and the Agents, as follows and (b) in the case of any Lender other than the Initial Lender, the Assignment and Acceptance pursuant to which such Lender becomes a party hereto or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

                  The Borrower:                               Frontier Airlines, Inc.
                                                              Frontier Center One
                                                              7001 Tower Road
                                                              Denver, Colorado  80249-7312
                                                              Attention:  General Counsel
                                                              Telecopy:  (720) 374-4379
                                                              Telephone:  (720) 374-4542

                                                              Each Agent and Initial Lender:
                                                              [***]

 provided that any notice, request or demand to or upon the any Agent or any Lender pursuant to Article II, III or VII shall not be effective until received.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

SECTION 8.3.      No Waiver; Remedies.  No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.4.      Costs and Expenses.  (a)  The Borrower agrees (i) to pay or reimburse the Initial Lender and each Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan
Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to such Agent and filing and recording fees and expenses and (ii) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each
Lender and of counsel to such Agent.

(b)      The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of the Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of the Loan if based upon the Eurodollar
Rate after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of the Loan if based upon the Eurodollar Rate on a day that is not the last day of an
Interest Period with respect thereto.  A certificate as to any amounts payable pursuant to this Section 8.4(b)
submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

(c)      Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.9, 2.10, 2.12, 2.13 and 8.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

SECTION 8.5.      Right of Setoff.  Upon the occurrence and during the continuance of any Event of Default, each
Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, whether or not such Lender shall have made any demand under such Loan Document and although such obligations may be unmatured.
Each such Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each such
Lender under this Section 8.5 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender may have.

SECTION 8.6.      Binding Effect.  This Agreement shall become effective when it shall have been executed by the
Borrower, the Agent and [***], as the initial Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 8.7.      Assignments and Participations.  (a)  Each Lender may, at any time after the Loan is made, assign to one or more Persons all or a portion of its rights and obligations under the Loan Documents; provided, however, that (i) each such assignment may be of a constant, or of a varying, percentage of all rights and obligations under this Agreement and the other Loan Documents, and (ii) each such assignment shall be (x) to any
[***] Lender or any Affiliate thereof or to [***], or an Affiliate thereof, or (y) to a bank or other financial institution or financial company (each such person, an "Eligible Assignee").  The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an
Assignment and Acceptance together with any Note subject to such assignment.  Upon such execution, delivery, acceptance and recording from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)      By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or the other Loan Documents or any other instrument or document finished. pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.1(a)(v) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the
Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this
Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee represents and warrants that either (x) no part of the funds to be used by it for the purchase of a portion of the Loan (or any part thereof) constitutes assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or (y) the proposed assignment will not result in a nonexempt prohibited transaction (as defined in Section 4975 of the
Internal Revenue Code and ERISA); (vii) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the
Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and
(ix) such assignee agrees, for the benefit of the assigning Lender and Borrower, that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(c)      The Administrative Agent shall maintain at its address referred to in Section 8.2 a copy of each
Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loan owing to, each Lender from time to time (the
"Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a
Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the
Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)      Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the
Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for any surrendered Notes new Notes to the order of such Eligible Assignee each in an amount equal to the portion of such surrendered Note assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a portion of such surrendered Note, a new Note to the order of the assigning Lender in an amount equal to such retained portion and such old Note shall be returned to the Borrower marked
"cancelled". Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(e)      Each Lender may sell participations to one or more Eligible Assignees in or to all or a portion of the
Loan owing to it and the Note or Notes held by it; provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents, (iv) the Borrower, each Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note or any other Loan Documents, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the
Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

(f)      Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower;
provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender pursuant to a confidentiality agreement containing an undertaking as provided in Section 8.8.

(g)      Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the
Loan owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(h)      The Borrower agrees to cooperate with any Lender to accommodate the efforts of such Lender to transfer, sell or assign all or any part of its rights and obligations under this Agreement pursuant to this Section 8.7.
Without limiting the generality of the foregoing, the Borrower also agrees to cooperate with the Initial Lender to refinance or sell down its exposure under the Loan, through a securitization or tax enhanced structure or otherwise.  Such cooperation may involve dividing the Loan into senior and junior tranches, allocating voting and other rights as between the senior and junior tranches of the Loan (which allocation of voting rights may include changes to the percentage of Lenders required to approve or to take specified actions) and/or cross-collateralizing the senior and/or junior tranches of the Loan with any other Secured Obligations, and, generally, restructuring the Loan in such manner as the Initial Lender shall determine in good faith to be necessary or desirable to accomplish such refinancing or sell down; provided that none of the obligations of the
Borrower under the Loan Documents shall be increased as a result of any such transaction as of the closing date of such transaction (or based on a Requirement of Law enacted prior to the closing date of such transaction but effective as of a later date) and the Initial Lender agrees to reimburse the Borrower's reasonable and adequately documented external legal fees and expenses in respect of any such transaction.

(i)      Notwithstanding any other provision hereof, no payment obligation of the Borrower shall be incurred or increased as a result of an assignment or participation by the Lender on the closing date of such transaction.

SECTION 8.8.      Confidentiality.  Neither Agent nor any Lender nor the Borrower shall disclose any Confidential
Information to any other Person without the consent of each other, except (a) to the Agent's or such Lender's
Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.7(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.  Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated by this Agreement relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 8.9.      Certain Agreements and Representations of Lenders.  Each Lender represents and warrants that:
(i) such Lender qualifies as an Eligible Assignee; (ii) such Lender will not make the Loan or acquire any interest in the Loan with the assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or of any
"plan" within the meaning of Section 4975(e)(I) of the Internal Revenue Code; and (iii) such Lender will acquire the Loan and each Note for investment and not with a view to resale or distribution (it being understood that such Lender may pledge or assign as security its interest in the Loan and each Note issued to it), provided that the disposition of its property shall at all times be and remain within its control, except that such Lender may sell, transfer or otherwise dispose of any Note or any portion thereof or grant participations therein, in a manner which in itself will not require registration under the Securities Act of 1933, as amended.

SECTION 8.10.     GOVERNING LAW.  THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.11.     Execution in Counterparts; Prevalence of Loan Documents.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.  The provisions of the Loan Documents shall prevail over the Term Sheet in case any provision thereof shall be in conflict.

SECTION 8.12.     Jurisdiction, Etc.  (a)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America, in each case sitting in New York City, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in such action or proceeding or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

(b)      The Borrower hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 1177 Avenue of the Americas, 17th Floor, New York, New York 10036-2721 as its
designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts specified in paragraph (a) above in any such action or proceeding by the mailing of copies there by registered or certified mail, postage prepaid, to the Borrower, such service to become effective 30 days after such mailing.  Nothing herein shall affect the right of the Agent under this Agreement, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the
Borrower in any other jurisdiction.

(c)      Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any New York State or federal court referred to in Section 8.12(a).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 8.13.     WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR
OTHERWISE) ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE
NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 8.14.     Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.15.     Headings.  All headings in this Agreement are for convenience of reference only and do not constitute a part of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and to be delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                                     FRONTIER AIRLINES, INC.

                                                     By:
                                                          Name:
                                                          Title:

                                                     [***],
                                                     as Administrative Agent and Initial Lender

                                                     By:
                                                          Name:
                                                          Title:

                                                                                                    SCHEDULE I
                                                                                                            TO
                                                                                              CREDIT AGREEMENT

                                                  Lending Office
                                                 (Initial Lender)

[***]

                                                                                                   SCHEDULE II
                                                                                                            TO
                                                                                              CREDIT AGREEMENT

                                          Original Amortization Schedule

              Monthly Payments

 Payment    Outstanding Principal    Principal Payments
   Date                                 (in Dollars)

                                                                                           EXHIBIT A - FORM OF
                                                                                               PROMISSORY NOTE

                                              FRONTIER AIRLINES, INC.
                                                  PROMISSORY NOTE

U.S [***]                                                                                Dated: ________, ____

                  FOR VALUE RECEIVED, the undersigned, FRONTIER AIRLINES, INC., a Colorado corporation (the
"Borrower"), HEREBY PROMISES TO PAY to the order of  [***] (the "Lender") for the account of its Lending Office
(as defined in the Credit Agreement referred to below) the principal sum of TWENTY-FIVE MILLION FIVE HUNDRED
THOUSAND DOLLARS (U.S. $25,500,000) (the "Original Amount") representing the Loan made to the Borrower pursuant to the Credit Agreement dated as of July 30, 2003 between the Borrower, the lenders party thereto and [***], as
Administrative Agent (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined).  The Original Amount shall be payable in installments in the amounts and on the dates specified in Section 2.5 of the Credit Agreement.  Notwithstanding the foregoing, the final payment made on this Promissory Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on any amounts due under this Promissory Note.

                  The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to the
Administrative Agent, to the account specified in Section 2.11 of the Credit Agreement, in same day funds.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the
Borrower under this Promissory Note and the Credit Agreement are secured by collateral as provided in the Credit
Agreement, in the Mortgage and Security Agreement, dated as of July 21, 2003, executed by the Borrower and pertaining to the Aircraft bearing FAA Registration No. N802FR, and in the other Collateral Documents referred to therein.

                                                     FRONTIER AIRLINES, INC.

                                                     By:
                                                  Title:

                                                                                           EXHIBIT B - FORM OF
                                                                                                NOTICE OF LOAN

  [***], as Administrative Agent
  for the Lenders under to the Credit
  Agreement referred to below

                                                              July __, 2003

Attention: Managing Director

Ladies and Gentlemen:

                  The undersigned, Frontier Airlines, Inc., refers to the Credit Agreement, dated as of July 30,
2003 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), between the undersigned, the Lenders party thereto and [***], as Administrative Agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests the Loan under the Credit Agreement, and in that connection sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.2(a) of the Credit Agreement:

(i)      The Business Day of the Proposed Loan is __________.

(ii)     The aggregate amount of the Proposed Loan is $________.

(iii)    The Proposed Loan is to be a [10-Year Loan] [12-Year Loan].

(iv)     The Aircraft related to the Proposed Loan is the Airbus model A318 aircraft bearing manufacturer's serial number 1991 and will be delivered to the Borrower on _________.

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of and after giving effect to the Proposed Loan:

                           (x)  the representations and warranties made by the Borrower and contained in the Loan
                  Documents are correct in all material respects on and as of the date of the Proposed Loan before and after giving effect to the Loan and to the application of the proceeds therefrom, as though made on and as of such date, and

                           (y)  no Default or Event of Default has occurred and is continuing.

                                                     Very truly yours,

                                                     FRONTIER AIRLINES, INC.

                                                     By:
                                                  Title:
                                                   Date:

                                                                                           EXHIBIT C - FORM OF
                                                                                     ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of July 30, 2003 (as amended or modified from time to time, the "Credit Agreement") between Frontier Airlines, Inc., a Colorado corporation (the
"Borrower") and [***], as initial Lender and as Administrative Agent for the Lenders (the "Administrative
Agent").  Terms defined in the Credit Agreement are used herein with the same meaning.

                  The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

1.       The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit
         Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the amount of the Loan owing to the Assignee will be as set forth on Schedule 1 hereto.

2.       The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the portion of such Note assumed by the Assignee pursuant hereto or a new Note payable to the order of the Assignee in an amount equal to the portion of such Note assumed by the Assignee pursuant hereto and a new Note payable to the order of the Assignor in an amount equal to the portion of such Note retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

3.       The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.1(a)(v) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this
         Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) represents and warrants that either (x) no part of the funds to be used by it for the purchase of the Loan (or any part thereof)
         constitutes assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or (y) the proposed assignment will not result in a non-exempt prohibited transaction (as defined in Section 4975 of the Internal Revenue Code and ERISA); (v) represents and warrants that it will acquire its Note for investment and not with a view to sale or distribution (it being understood that the Assignee may pledge or assign as security its interest in the Note issued to it), provided that the disposition of its property shall at all times be and remain within its control, except that the Assignee may sell, transfer or otherwise dispose of its Note or any portion thereof or grant participations therein, in a manner which in itself will not require registration under the Securities Act of 1933, as amended; (vi)
         appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vii) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (viii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

4.       Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative
         Agent for acceptance and recording by the Administrative Agent.  The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative
         Agent, unless otherwise specified on Schedule 1 hereto.

5.       Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the
         Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and
         Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6.       Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the
         Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and other amounts with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7.       This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the
         State of New York.

8.       This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and
Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                                    Schedule 1
                                                        to
                                             Assignment and Acceptance

Percentage interest assigned:

Aggregate outstanding principal amount of Loan assigned:

Effective Date:

                                                 Principal Amount of                   Principal Amount of
          _______Note_______                   Note payable to Assignee              Note payable to Assignor

                                                     [NAME OF ASSIGNOR], as Assignor

                                                     By:
                                                  Title:
                                                  Dated:  ________, ____

                                                     [NAME OF ASSIGNEE], as Assignee

                                                     By:
                                                  Title:

                                                     Lending Office:
                                                     [Address]

Accepted this
____ day of _________, ____

[***], as
Administrative Agent

By:
Title:

                                                    EXHIBIT D-1

                                FORM OF OPINION OF GENERAL COUNSEL OF THE BORROWER

                                        [in the form delivered at closing]

                                                        D-2-1
                                                    EXHIBIT D-2

                                             FORM OF OPINION OF [***],
                                         SPECIAL COUNSEL FOR THE BORROWER

                                        [in the form delivered at closing]

                                                        D-3-1
                                                    EXHIBIT D-3

                                             FORM OF OPINION OF [***],
                                      SPECIAL AVIATION COUNSEL FOR THE AGENT

                                        [in the form delivered at closing]